Exhibit 21.1
ADC Telecommunications, Inc.
Subsidiaries
11/19/2010

Name	Jurisdiction

ADC (Hong Kong) Holding Co., Limited	Hong Kong
ADC (India) Communications & Infotech Private Limited	India
ADC Beteiligungsgesellschaft mbH	Germany
ADC Chile Ltda.	Chile
ADC Communications (Australia) PTY Limited	Australia
ADC Communications (NZ) Ltd.	New Zealand
ADC Communications (SEA) Pte. Ltd.	Singapore
ADC Communications (Shanghai) Company Ltd.	People’s Republic of China
ADC Communications (Thailand) Ltd.	Thailand
ADC Communications (UK) Holding Ltd.	United Kingdom
ADC Communications (UK) Ltd.	United Kingdom
ADC Communications Hong Kong Limited	Hong Kong
ADC Czech Republic, s.r.o.	Czech Republic
ADC DSL Systems, Inc.	Delaware
ADC EMEA Holding GmbH	Germany
ADC Europe N.V.	Belgium
ADC Global Holdings, Inc.	Minnesota
ADC GmbH	Germany
ADC India Communications Ltd.	India
ADC Informationssysteme GmbH	Germany
ADC International Holding Company	Minnesota
ADC International OUS, Inc.	Minnesota
ADC Italia S.r.l	Italy
ADC Manufacturing Services PTY Limited	Australia
ADC Metrica Ireland Limited	Ireland
ADC OUS Holdings, LLC	Delaware
ADC Optical Systems, Inc.	Delaware
ADC Puerto Rico, Inc.	Puerto Rico
ADC Soluciones de Conectividad, S.A.	Spain
ADC Systems Integration France SAS	France
ADC Telecom Canada Inc.	Canada
ADC Telecommunicacoes Industria e Comercio Ltda.	Brazil
ADC Telecomunicacoes do Brasil Ltda.	Brazil
ADC Telecommunications (Africa) (Proprietary) Limited	South Africa
ADC Telecommunications (China) Limited	People’s Republic of China
ADC Telecommunications (Shanghai) Distribution Co., Ltd.	People’s Republic of China
ADC Telecommunications (Thailand) Co., Ltd.	Thailand
ADC Telecommunications Equipment (Shanghai) Co., Ltd.	People’s Republic of China
ADC Telecommunications India Private Limited	India
ADC Telecommunications Sales, Inc.	Minnesota
ADC Telecommunications Singapore Pte Limited	Singapore
ADC Telecomunicaciones Venezuela, S.A.	Venezuela
ADC de Delicias, S. de R.L. de C.V.	Mexico
ADC de Juarez, S. de R.L. de C.V.	Mexico
ADC de Mexico S.A. de C.V.	Mexico
ANIHA Telecommunications Products Co., Ltd.	People’s Republic of China
Codenoll Technology Corporation	Delaware
Communication Expert International Investments Limited	British Virgin Islands
LGC Wireless (M) SDN. BHD.	Malaysia
LGC Wireless (Macau) Limited	Macau
LGC Wireless B.V.	Netherlands

Name	Jurisdiction

LGC Wireless Communication (Shenzhen) Co. Ltd.	People’s Republic of China
LGC Wireless, Inc.	Delaware
Nihon ADC Kabushiki Kaisha	Japan
PT KRONE Indonesia	Indonesia
PT. LGC Wireless Indonesia	Indonesia
Princeton Optics, Inc.	New Jersey
Shenzhen Century Man Communication Equipment Co., Ltd.	People’s Republic of China
Shenzhen Century Man Machinery Manufacturing Co., Ltd.	People’s Republic of China